Exhibit 10.20

SUMMIT SEMICONDUCTOR, LLC

Consent, AMENDMENT and Termination AGREEMENT

This Consent, Amendment and Termination Agreement (this “Agreement”) is made as of May 16, 2017 (the “Effective Date”) between Summit Semiconductor, LLC, a Delaware limited liability company (the “Company”), and Meriwether Mezzanine Partners, L.P. (“Noteholder”).

Recitals

Whereas, Noteholder loaned to the Company, and the Company borrowed from Noteholder, a loan evidenced by that certain Secured Promissory Note dated as of January 5, 2015 in the principal amount of $500,000 (the “Note”) pursuant to that certain Loan and Security Agreement dated as of January 5, 2015 (the “Security Agreement”);

Whereas, the Note and Security Agreement were amended pursuant to that certain Note Modification Agreement dated June 30, 2015, that certain Second Note Modification Agreement dated July 23, 2015, that certain Third Note Modification and Loan and Security Agreement Modification Agreement dated February 8, 2016, and that certain Fourth Note Modification Agreement dated December 5, 2016 (collectively, the “Modification Agreements”) and for the purposes of this Agreement all references to the Note and to the Security Agreement shall include all amendments to such Note and Security Agreement as set forth in the Modification Agreements;

Whereas, the Company is offering to MARCorp Signal, LLC (“MARCorp”) convertible promissory notes and warrants to acquire the Company’s Common Units (the “Offering”);

Whereas, as a condition to closing the Offering, MARCorp requires (i) the amendment of Noteholder’s Note to extend the maturity dates of such Note and (ii) the termination of the Noteholder’s security interest in the assets of the Company as set forth in the Security Agreement;

Whereas, as a condition to executing and delivering this Agreement, Noteholder requires the amendment of the Note as provided for herein.

Now, Therefore, in consideration of the mutual promises and other good and valuable consideration set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Noteholders, intending to be legally bound, hereby agree as follows:

Agreement

1.          Payment. As an express condition precedent to the effectiveness of this Agreement, Summit shall, contemporaneously with Summit’s execution and delivery of this Amendment, make a payment to Noteholder (i) in the amount of $7,500, which payment (along with a prior payment in the amount of $6,500) shall be deemed to be in satisfaction of the Second Payment and applied to the outstanding balance on the Note as determined by Noteholder in its sole discretion, and (ii) in an amount not to exceed $2,500, in respect of Noteholder’s legal fees incurred in connection with this Agreement and the transactions contemplated hereby.

2.          Consent to the Offering. Noteholder hereby consents to the Company pursuing, negotiating and consummating the closing of the Offering pursuant to that certain (i) promissory note, in substantially the form attached hereto as Exhibit A, (ii) warrant, in substantially the form attached hereto as Exhibit B, (iii) Securities Purchase Agreement, in substantially the form attached hereto as Exhibit C, (iv) Security Agreement, in substantially the form attached hereto as Exhibit D, (v) Intercreditor Agreement, in substantially the form attached hereto as Exhibit E, (vi) Operating Agreement Amendment, in substantially the form attached hereto as Exhibit F, (vii) Security Agreement Joinder, in substantially the form attached hereto as Exhibit G, (vii) Consent, Amendment and Termination Agreements to be executed by all Existing Noteholders (as defined in the Securities Purchase Agreement), in substantially the forms attached hereto as Exhibit H, and the Management Rights Letter, in substantially the form attached hereto as Exhibit I.

3.          Amendment to the Note.

(a)	The definition of “Maturity Date”, as stated and used in the Note as modified by the Modification Agreements, is hereby amended to be the earlier of (i) February 28, 2018 and (ii) five (5) days following the closing of an IPO (as defined in the Second Amendment to Purchase Agreement).

(b)	Section 1(b) of the Note is hereby amended, restated and superseded in the entirety with the following paragraph:

“On the Maturity Date pursuant to subsection (i) of the definition of “Maturity Date”, Borrower shall pay to Lender a cash payment in the amount of all principal and accrued and unpaid interest outstanding on the Note. On the Maturity Date pursuant to subsection (ii) of the definition of “Maturity Date”, Borrower shall pay to Lender a cash payment in the amount of $100,000.00 (“Third Payment”), which shall be applied to the outstanding balance of the Note as determined by Lender in its sole discretion, and, after giving effect to the Third Payment, the remaining unpaid principal amount of this Note and all accrued unpaid interest hereon will automatically and without further action by Borrower or Lender convert into the number of shares of the class and series of capital stock (or other equity) of Borrower sold in the IPO as Lender would have received had it purchased such shares at a price per share equal to the lowest price per share at which such shares were sold on the first day of public trading pursuant to the IPO, provided, however, that no such capital stock (or other equity) of Borrower issued to Lender hereunder shall be subject to a lock-up (or other restriction on transfer of any rights in respect thereof) for a period in excess of ninety (90) days from such first day of public trading.”

4.          Termination of Security Interest. Noteholder hereby consents to the termination of, and hereby waives his rights and privileges under, the Security Agreement, which termination shall be effective as of the earlier of (1) the Second Closing Date (as defined in the Securities Purchase Agreement attached hereto as Exhibit C) and (2) May 31, 2017.

5.          Full Force and Effect. Except as expressly provided herein, this Agreement shall not be deemed to constitute a waiver of, consent to, modification of or amendment of any other provision of any other agreement, including without limitation the Note, as amended, or the Security Agreement.

6.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement. Each party hereto, and their respective successors and assigns, shall be authorized to rely upon the signatures of all of the parties hereto on this Agreement which are delivered by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with original signatures of each party.

7.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Oregon, without reference to such state’s conflicts of law principles.

[Signature page follows]

In Witness Whereof, the parties hereto have executed and delivered this Agreement Effective Date.

The Company

Summit Semiconductor, LLC

By:
Brett Moyer, Chief Executive Officer

Date:	____________________

Summit Semiconductors, LLC

Signature Page to Consent, Amendment and Termination Agreement

In Witness Whereof, the parties hereto have executed and delivered this Agreement Effective Date.

NOTEHOLDER

Meriwether Mezzanine Partners, L.P.

By:
Name:
Title:

Date:

Summit Semiconductors, LLC

Signature Page to Consent, Amendment and Termination Agreement

Exhibit A

Form of Note

A-1

Exhibit B

B-1

Exhibit C

C-1

Exhibit D

Security Agreement

D-1

Exhibit E

Intercreditor Agreement

E-1

Exhibit F

Operating Agreement Amendment

F-1

Exhibit G

Security Agreement Joinder

G-1

Exhibit H

CONSENT, AMENDMENT AND TERMINATION AGREEMENTS

H-1

Exhibit i

MANAGEMENT RIGHTS LETTER

I-1